UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2005

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9273 (Commission File Number)	75-1285071 (IRS Employer Identification No.)

4845 US Highway 271 North
Pittsburg, Texas 75686-0093
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DALDMS/556148.2

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2005, Pilgrim's Pride Corporation (the "Company") entered into a First Amendment to Third Amended and Restated Secured Credit Agreement with Harris N.A., as administrative agent and in its individual capacity, and the other lenders party thereto, which amended that certain Third Amended and Restated Secured Credit Agreement, dated April 7, 2004, to increase the aggregate annual amount of dividends the Company is permitted to pay thereunder from a previous limit of $6,500,000 to a current limit of $13,000,000, and to also permit the Company to pay a one-time special dividend of $1.00 per share of common stock. The First Amendment to Third Amended and Restated Credit Agreement is filed as an exhibit to this Current Report and incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

Also on November 30, 2005, the Company entered into a Second Amendment to Credit Agreement with CoBank, ACB, as Administrative Agent, and certain syndication parties thereto, which amended that certain 2004 Amended and Restated Credit Agreement, dated April 7, 2004, as amended, to increase the aggregate annual amount of dividends the Company is permitted to pay thereunder from the previous limit of $6,500,000 to a current limit of $13,000,000, and to also permit the Company to declare a one-time special dividend of $1.00 per share of common stock. The Second Amendment to Credit Agreement is filed as an exhibit to this Current Report and incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

Immediately after entering into the aforementioned amendments to its credit agreements, the Company declared a special dividend of $1.00 per share of common stock. The dividend is payable on January 13, 2006 to shareholders of record at the close of business on December 30, 2005. Additionally, the Board of Directors increased the Company's regular quarterly dividend by 50% and declared a quarterly dividend of $0.0225 per share. The regular quarterly dividend is payable on December 30, 2005 to shareholders of record at the close of business on December 16, 2005. Although, with the exception of two quarters in 1993, the Board of Directors has declared regular cash dividends every fiscal quarter since the Company's initial public offering in 1986, the declaration and payment of future dividends are at the discretion of the Company's Board of Directors and will depend upon the Company's financial condition, results of operations and other factors deemed relevant by the Board of Directors, as well as any limitations imposed by the Company's credit facilities and indentures.

On November 30, 2005, the Board of Directors also increased its non-employee director compensation. The Company now pays its directors who are not employees of the Company $9,000 per Board meeting attended in person, plus expenses, and directors who are not employees of the Company now also receive $4,000 and $2,000 per telephonic meeting that they participate in that lasts at least 45 minutes or less than 45 minutes, respectively. Additionally, the Company now pays the members of its Audit Committee $6,000 for each Audit Committee meeting attended in person, plus expenses, and $4,000 and $2,000 per telephonic Audit Committee meeting that they participate in that lasts at least 45 minutes or less than 45 minutes, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number Description

1.1	First Amendment to Third Amended and Restated Credit Agreement dated November 25, 2005 between Pilgrim's Pride Corporation, Harris N.A., and the other lenders party thereto.

1.2	Second Amendment to Credit Agreement dated November 28, 2005 between Pilgrim’s Pride Corporation, CoBank, ACB, and certain syndication parties thereto.

DALDMS/556148.2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: December 5, 2005 By: /s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

DALDMS/556148.2

Exhibit Index
Exhibit
Number Description

1.1	First Amendment to Third Amended and Restated Credit Agreement dated November 25, 2005 between Pilgrim's Pride Corporation, Harris N.A., and the other lenders party thereto.

1.2	Second Amendment to Credit Agreement dated November 28, 2005 between Pilgrim’s Pride Corporation, CoBank, ACB, and certain syndication parties thereto.